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REVISED AND RESTATED

BY-LAWS

OF

FARMERS NEW WORLD LIFE INSURANCE COMPANY

OBJECTS OF THE CORPORATION

SECTION 1. Objects of the Corporation. The objects for which this Corporation is formed are and shall be: To do a general life insurance business including the issuing of policies entitled to participate from time to time in the earnings of the Corporation through dividends and including endowments and annuities, to do a general accident insurance and sickness or health insurance business, including insurance against injury, disablement and resulting from sickness and every insurance pertaining thereto, and to issue participating life insurance policies to have, engage and exercise each and all of the powers which are conferred upon corporations engaged in insurance business of the classes hereinabove specified, and; to engage in such other lawful business by and exercise such other powers as are generally conferred on corporations organized under the laws of this State.

OFFICES

SECTION 2. Principal Office. (a) The principal offices of the Corporation shall be in the County of King, State of Washington.

(b) The Corporation may also have and maintain offices in such other places within or without the State of Washington as the Board of Directors may from time to time appoint.

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SEAL

SECTION 3. Corporate Seal. The Corporation seal shall be in the form of a circle and shall bear the name of the Corporation, the year of its incorporation, and the words “Corporate Seal.”

STOCKHOLDERS’ MEETINGS

SECTION 4. Place of Meeting. All annual meetings of stockholders shall be held at the place so designated by the Board of Directors.

SECTION 5. Time of Annual Meeting. The Annual Meeting of Stockholders shall be held at 10 o’clock a.m. on the third Thursday of each April of each year if such day is not a legal holiday in said state; if such day falls on a legal holiday in said state, then such Annual Meeting shall be held on the first day preceding which is not a legal holiday at the same hour. The Annual Meeting may be held on such other date and time as determined by the Board of Directors and as indicated by the Notice to Stockholders as required under these By-Laws.

SECTION 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meetings at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

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SECTION 7. Voting. Only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day twenty (20) days prior to any meeting of stockholders, excluding the day of such meeting, or if some other day be fixed by resolution of the Board of Directors for the determination of stockholders of record, then on such other day, shall be entitled to vote at such meetings, and each such person shall be entitled to one (1) vote for each of said shares. The vote shall not be by ballot except when demanded by a stockholder entitled to vote, represented in person or by proxy.

The Chairman of the meeting shall declare the persons receiving the highest number of votes to be elected as Directors of the Corporation.

The Board of Directors may fix a time, in the future not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfer of any shares during the whole or any part of such period.

SECTION 8. Proxies. Every person entitled to vote or execute consent shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed

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by such person or his or her duly authorized agent and filed with the Secretary of the Corporation.

No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the stockholder executing it specified therein the length of time for which such proxy is to continue in force, which in no case shall exceed three (3) years from the date of its execution. Any proxy duly executed shall be deemed not to have been revoked, and to be in full force and effect, unless and until an instrument revoking said proxy, or a duly executed proxy bearing a later date, is filed with the Secretary. Notwithstanding that a valid proxy may be outstanding, the powers of the proxy holder or holders shall be suspended, except in the case of a proxy coupled with an interest, which shall state that fact on its face, if the person or persons executing such proxy shall be present at the meeting and elect to vote in person.

SECTION 9. Adjournment. When a meeting of stockholders is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

SECTION 10. Notice of Annual Meeting of Stockholders. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation not less than twenty (20) nor more than fifty (50) days prior to the date of the meeting; provided, however, that all notices to stockholders whose addresses do not appear upon the records of the Corporation shall be mailed to such stockholders in care of General Delivery, Main Post Office, Seattle, Washington; and such notice shall be deemed to be given at the time when the same shall be thus mailed.

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SECTION 11. Special Meetings of Stockholders. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors or by the Chief Executive Officer and shall be called by the Chairman of the Board of Directors or by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 12. Notice of Special Meetings of Stockholders. Written notice of special meetings of stockholders stating the time and place and object thereof shall be mailed, postage prepaid, not less than twenty (20) days, nor more than fifty (50) days prior to the date of such meeting to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation; provided, however, that such notice to stockholders whose addresses do not appear upon the records of the Corporation shall be mailed to each stockholder in care of General Delivery, Main Post Office, Seattle, Washington; and such notices shall be deemed to be given at the time when the same shall be thus mailed.

SECTION 13. Waiver of Notice and Consent to Meetings. Whenever all stockholders entitled to vote at any meeting consent to the same in writing, either before or subsequent to such meeting, or are present at such meeting and participate therein without objection, or are present at such meeting and orally consent thereto, such meeting, and all the acts and proceedings thereat, shall be as valid as if such meeting had been duly and regularly called and noticed and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at

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such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be by proxy or by power of attorney, but all such proxies and powers of attorney must be in writing.

DIRECTORS

SECTION 14. Numbers, Powers, Qualifications, and Term of Office. The corporate powers, business and property of this Corporation shall be exercised, conducted and controlled by a Board of not less than three (3) nor more than twelve (12) Directors of whom not less than three-fourths shall be citizens of the United States.

At each Annual Meeting of Stockholders, the Directors shall be elected by ballot for a term of one (1) year by a majority vote of the Capital Stock of the Corporation which is represented at such meeting either in person or by proxy.

No Director who has attained 70 years of age shall be elected or re-elected to the Board of Directors on or after January 1, 1996, unless specifically requested by the Board of Directors each year to stand for re-election. No Director who is also an officer or employee of this Corporation shall stand for re-election to the Board of Directors after he or she has retired as an active officer or employee of the Corporation.

SECTION 15. Office of Director Emeritus and Advisory Director. In addition to the regularly elected Directors there shall be an office of Director Emeritus: To be eligible for appointment, a person shall have been a Director of this Corporation for fifteen (15) years. Any person becoming eligible for appointment as Director Emeritus after January 1, 1996 shall be appointed to said office for a term not to exceed one (1) year. Appointments to the office of Director Emeritus shall be by appropriate action of the Board of Directors.

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All Directors after their retirement from the Board of Directors may be appointed Advisory Directors with the privilege of attending meetings of the Board of Directors for the purpose of giving counsel and advice but they shall have no vote. Appointments to the office of Advisory Director shall be by appropriate action of the Board of Directors.

Any Director Emeritus or Advisory Director shall serve without compensation but shall be reimbursed for his or her necessary and appropriate travel expenses incurred in connection with meetings of the Board of Directors which from time to time he or she may at his or her election attend.

SECTION 16. Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director or Directors, or if the authorized number of Directors be increased or if the stockholders, at any annual or special meeting of stockholders, at which any Director or Directors are elected, fail to elect the full authorized number of Directors to be voted for at that meeting.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, and each Director so elected shall hold office until his or her successor is elected at an Annual Meeting of Stockholders or at a special meeting called for that purpose.

The stockholders may at any time elect Directors to fill any vacancies not filled by the Directors, and may elect the additional Directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of Directors.

If any Director tenders his or her resignation to the Board of Directors, the Board of Directors shall have power to elect a successor to take office at such time as the resignation shall become effective.

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No reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

SECTION 17. Additional Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

COMMITTEES

SECTION 18. Creation-Powers. The Board of Directors may, from time to time appoint Committees as in their judgment may seem necessary or proper. Except as provided below or as otherwise required, the members of such Committees need not necessarily be members of the Board of Directors and such Committees shall have such powers and shall perform such duties as the Board of Directors may determine.

SECTION 19. Executive Committee. There shall be an Executive Committee composed of the Chief Executive Officer and two (2) or more members of the Board of Directors appointed by a majority of the whole Board of Directors. The Executive Committee, during the intervals between meetings of the Board of Directors, shall possess all the powers of such Board of Directors in the management, direction and supervision of the business, affairs and property of the Corporation.

SECTION 20. Audit Committee. There shall be an Audit Committee composed of four (4) or more members of the Board of Directors appointed by a majority of the whole Board of Directors. The Audit Committee shall engage and discharge independent auditors, review the plan and scope of auditing engagements, review the scope and results of the Corporation’s internal

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auditing function, review the Corporation’s system of internal controls, review the Corporation’s compliance issues and procedures, and perform such other duties as may be required or as assigned to it from time to time by the Board of Directors.

SECTION 21. Minutes. The Committees shall keep regular minutes of their proceedings and shall report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

SECTION 22. Compensation of Directors. The Directors of this Corporation, other than salaried officers or employees of this Corporation or affiliates of the Corporation, in lieu of all other compensation for services as Directors, shall receive such sums in salary and/or attendance fees as may from time to time be fixed by resolution adopted by a two-thirds vote of the Board of Directors. In addition, thereto, Directors shall be reimbursed for their actual expenses of attendance, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. The salary or attendance fees for any Director who is an officer or employee of the Corporation or affiliates of the Corporation shall not be paid to such Director, but shall be allocated to his or her respective employer through an inter-company billing process.

SECTION 23. Compensation of Committee Members. Members of Board of Directors Committees who are not salaried officers or employees of this Corporation or its affiliates may be allowed such compensation as is fixed by resolution of the Board of Directors for attending Committee meetings, including reimbursement of actual expenses of attendance.

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 24. Annual Organization Meeting. The newly elected Board of Directors may meet immediately following the Annual Meeting of Stockholders and no notice of

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such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board of Directors shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all of the newly elected Directors, or shall be fixed in a notice to be sent by the Chairman of the Board of Directors or by the Chief Executive Officer or Secretary to the newly elected Directors.

SECTION 25. Regular Meetings. Meetings of the Board of Directors may be held quarterly or at such other time(s) at the Home Office of the Corporation, or at such other place, whether within or without the State of Washington, as a majority of the Directors may from time to time appoint, on such day and hour as may be fixed by the Chief Executive Officer of the Corporation, upon due notice given by the Secretary to each Director. Such meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer on three (3) days notice to each Director either personal, or by regular or electronic mail, or by telegram; such meetings shall be called by the Chairman of the Board of Directors or by the Chief Executive Officer in like manner and on like notice on the written request of three (3) Directors.

SECTION 26. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board of Directors or by the Chief Executive Officer or the Executive Vice President on three (3) days notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board of Directors or by the Chief Executive Officer or Executive Vice President in like manner and on like notice on the written request of three (3) Directors.

SECTION 27. Quorum. At all meetings of the Board of Directors a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business

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and the act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

SECTION 28. Form of Participation. Directors may participate in any Annual Organization Meeting, Regular Meeting or Special Meeting of the Board of Directors in person, telephonically, by video conference, telepresence, or in any other form of participation agreed upon by the Board of Directors.

SECTION 29. Action Without a Meeting. Any action proper to be taken by the Board of Directors of this Corporation may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

SECTION 30. Minutes. The Board of Directors shall keep, or cause to be kept, regular minutes of its proceedings and shall report the same to the stockholder as may be required.

OFFICERS

SECTION 31. Officers. The Officers of the Corporation shall be elected by the Board of Directors and may be a Chairman of the Board of Directors, Co-Chairman of the Board of Directors, a Chief Executive Officer, a President, a Vice President, a Secretary, a Treasurer, an Actuary, a Medical Director, a Chief Financial Officer, and a General Counsel.

SECTION 32. Additional Officers. The Board may appoint other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of

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Directors. Such additional Officers may include a General Manager, Controller, Chief Compliance Officer, Chief Investment Officer, Chief Marketing Officer, Chief Operations Officer, Chief Risk Officer, and Chief Underwriting Officer.

SECTION 33. Salaries. The salaries of the officers of the Corporation may be reviewed by the Board of Directors in their discretion.

SECTION 34. Terms of Office, Removal, and Vacancies. The Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of two-thirds of the whole Board of Directors. If the office of any Officer becomes vacant for any reason the vacancy may be filled by the Board of Directors.

CHAIRMAN OF THE BOARD OF DIRECTORS

SECTION 35. Powers and Duties. (a) The Chairman of the Board of Directors shall have broad supervision of the general business policy of the Corporation, and subject to the Board of Directors, shall supervise and direct such policy as necessary and appropriate. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall have and may exercise all of the powers of said Chairman. The Chairman of the Board of Directors shall be an ex-officio member of all standing committees.

(b) The office of the Chairman of the Board of Directors may be left vacant, if so determined by the Board of Directors. In that event all the powers of the Chairman of the Board of Directors shall be possessed, and all of the duties of the Chairman of the Board of Directors shall be performed by the Chief Executive Officer.

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CHIEF EXECUTIVE OFFICER

SECTION 36. Chief Executive Officer. (a) The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have supervision over and may exercise general executive powers concerning implementation of the business policies of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable. The Chief Executive Officer shall be an ex-officio member of all standing committees.

(b) In the absence of the Chairman of the Board and the Vice Chairman of the Board or in the event of both of their inability or refusal to act, the Chief Executive Officer shall preside at all meetings of the Board of Directors and at all meetings of stockholders. In the absence of the Chairman of the Board and the Vice Chairman of the Board or in the event of inability or refusal to act of both of them, the Chief Executive Officer shall perform any other duties of the Chairman of the Board and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

PRESIDENT

SECTION 37. Powers and Duties. (a) The President shall be the chief operating officer of the Corporation under the direction of the Chief Executive Officer and shall exercise general executive powers concerning the operations of the Corporation. The President shall be an ex-officio member of all standing committees. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

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(b) The President shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The President may exercise all the powers and duties imposed by law or these By-Laws within or without the State of Washington.

VICE PRESIDENTS

SECTION 38. Powers and Duties. (a) The Vice Presidents shall be senior Officers of the Corporation with general supervisory powers under the direction of the Chief Executive Officer. The Vice Presidents of the Corporation may include one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents or Assistant Vice Presidents.

(b) The Vice Presidents shall be ranked in the following order: Executive Vice Presidents (or if there be more than one Executive Vice President, in order of their stated rank, or if of equal rank, then in the order designated by the Board of Directors or the Chief Executive Officer, or in the absence of any designation, then in the order of their appointment); then Senior Vice Presidents (or if there be more than one Senior Vice President, in order of their stated rank, or if of equal rank, then in the order designated by the Board of Directors or the President, or in the absence of any designation, then in the order of their appointment); then Vice Presidents (or if there be more than one Vice President, in order of their stated rank, or if of equal rank, then in the order designated by the Board of Directors or the Chief Executive Officer, or in the absence of any designation, then in the order of their appointment) and then Assistant Vice Presidents (or if there be more than one Assistant Vice President, in order of their stated rank, or if of equal rank, then in the order designated by the Board of Directors or the Chief Executive Officer, or in the absence of any designation, then in the order of their appointment). In the absence of the Chief Executive Officer or in the event of their inability or refusal to act, the Vice President (or, if more than one Vice

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President, then in the aforesaid rank) shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(c) The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. Notwithstanding the foregoing, the duties and powers of Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents shall be limited to matters within their designated areas of responsibility.

SECRETARY AND ASSISTANT SECRETARIES

SECTION 39. Secretary’s Powers and Duties. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book kept for that purpose; and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer and shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring a seal, and when so affixed it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

SECTION 40. Assistant Secretaries’ Powers and Duties. The Assistant Secretaries shall, in the absence, disability, neglect or refusal of the Secretary to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

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TREASURER AND ASSISTANT TREASURERS

SECTION 41. Treasurer’s Powers and Duties. (a)The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b) The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation.

(c) If required by the Board of Directors, the Treasurer and Assistant Treasurer shall give the Corporation a bond, the premium on which shall be paid by the Corporation, in such sum and with such surety or sureties satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

SECTION 42. Assistant Treasurers Powers and Duties. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

ACTUARY

SECTION 43. Powers and Duties. The Actuary shall perform the usual duties of the Actuary and in addition any duties assigned to this office by the Chief Executive Officer or the

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Board of Directors.

MEDICAL DIRECTOR

SECTION 44. Powers and Duties. The Medical Director shall have general control and supervision of the medical examiners and of the medical examinations of applicants for policies to be issued by this Corporation, the character and nature thereof and all matters pertaining thereto, and shall also perform such services in connection with medical matters pertaining to the affairs of the Corporation as are assigned to the Medical Director by the Chief Executive Officer and the Board of Directors.

CHIEF FINANCIAL OFFICER

SECTION 45. Powers and Duties. (a) The Chief Financial Officer shall be responsible to the Board of Directors for the general control and oversight of the Corporation’s financial matters including accounting, treasury, tax, investment, budget and other finance matters.

(b) The Chief Financial Officer shall have such other duties and powers as may be conferred upon him by the Chief Executive Officer and the Board of Directors.

GENERAL COUNSEL

SECTION 46. Powers and Duties. (a) The General Counsel shall be the chief legal officer of the Corporation, and shall, subject to the Board of Directors:

(1)	Have control of all matters of legal import to the Corporation;

(2)	Have the general supervision and be responsible for the conduct and proper functioning of the Legal Department of the Corporation;

(3)	Whenever requested, give any officer of the Corporation legal analysis and opinion, verbally or in writing as circumstances may require upon any question that may be

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referred to him or her affecting the interests of the Corporation;

(4)	With the approval and consent of the Chief Executive Officer, employ independent attorneys for the prosecution and defense of actions in the course of the business of this Corporation.

(b) The General Counsel shall have such other duties and powers as may be conferred upon him or her by the Board of Directors.

DUTIES OF OFFICERS MAY BE DELEGATED

SECTION 47. Delegation of Duties. In the case of the absence of any officer of the Corporation, the Board of Directors may delegate for the time being the powers or duties or any of them of such officer to any other officer or to any Director.

CERTIFICATES OF STOCK

SECTION 48. Stock Certificates. Certificates of stock of the Corporation shall be issued under the seal of the Corporation and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares owned by him or her and shall be signed by the Chief Executive Officer, President, or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If the Corporation has a transfer agent or a transfer clerk and a registrar acting on its behalf, the signature of any such officer may be facsimile. Such certificates shall set forth the designations, preferences, and relative participating optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights.

TRANSFER OF STOCK

SECTION 49. Stock Transfers. Transfers of stock shall be made on the books of

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the Corporation only upon the surrender of the certificate therefore, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No surrendered certificate shall be cancelled by the Secretary before a new one be issued in lieu thereof and the Secretary shall preserve the certificate so cancelled as a voucher.

REGISTERED STOCKHOLDERS

SECTION 50. Stockholder Registration. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Washington.

LOST CERTIFICATES

SECTION 51. Lost Stock Certificates. The Board of Directors may direct the terms, conditions and requirements under which a new certificate or certificates of stock shall be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed.

INSPECTION OF BOOKS

SECTION 52. Inspection of Corporate Books. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as need by statute be specifically open to inspection) or any of them, shall be open to inspection of the stockholders and the stockholder’s rights in this respect are and shall be restricted and limited accordingly.

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CHECKS

SECTION 53. Corporation Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

SECTION 54. Corporate Fiscal Year. The fiscal year shall begin the first day of January in each year.

DIVIDENDS

SECTION 55. Corporation Dividends. (a) Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, or by consent, from the surplus of its assets over its liabilities.

(b) Before payment of any dividend or making any distribution of proceeds there may be set aside out of the surplus or net proceeds of the Corporation such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation and the Board of Directors may abolish any such reserve in the manner in which it was created.

NOTICES

SECTION 56. Meeting Notices. Whenever under the provisions of these By-Laws notice is required to be given to any Director, Officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in the manner provided in these By-Laws.

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Meetings of the stockholders may be held at any time without notice when all the stockholders are present in person or by proxy. Meetings of the Board of Directors may be held without notice when all the members are present.

SECTION 57. Waiver of Notice. Any stockholder or Director may waive any notice required to be given under these By-Laws by a writing signed by him or her either before or after the meeting. Directors present at any meeting of the Board of Directors shall be deemed to have waived notice of the time and place and objects of such meeting.

INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

SECTION 58. Indemnification. (a) Each person who acts as a Director, Officer or employee of the Corporation shall be indemnified by the Corporation for all sums which he or she becomes obligated to pay (including counsel fees, expenses and court costs actually and necessarily incurred by him or her) in connection with any action, suit or proceeding in which he or she is made a party by reason of his being, or having been a Director, Officer, or employee of the Corporation, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for bad faith or misconduct in the performance of his or her duties as such Director, Officer or employee, and except any sum paid to the Corporation in settlement of an action, suit or proceeding based upon bad faith or misconduct in the performance of his or her duties.

(b) The right of indemnification in this article provided shall inure to each Director, Officer and employee of the Corporation, whether or not he or she is such Director, Officer or employee at the time he or she shall become obligated to pay such sums, and whether or not the claim asserted against him or her is based on matters which predate the adoption of this article; and in the event of his or her death shall extend to his or her legal representatives. Each person who shall act as a

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Director, Officer or employee of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification; and such right shall not be deemed exclusive of any other right to which any such person may be entitled, under any By-Law, agreement, vote of stockholders, or otherwise.

(c) The Board of Directors of the Corporation, acting at a meeting at which a majority of the quorum is unaffected by self-interest (notwithstanding that other members of the quorum present but not voting may be so affected), shall determine the propriety and reasonableness of any indemnity claimed under this article, and such determination shall be final and conclusive. If, however, a majority of a quorum of the Board of Directors which is unaffected by self-interest and willing to act is not obtainable, the Board of Directors in its discretion may appoint from among the stockholders who are not Directors or Officers or employees of the Corporation, a committee of two (2) or more persons to consider and determine any such question, and the determination of such committee shall be final and conclusive.

AMENDMENTS

SECTION 59. Amendments to By-Laws. These By-Laws may be altered or amended or repealed by:

(a) The affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat at any regular meeting of the stockholders; or

(b) At any special meeting of the stockholders if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting; or

(c) By the written consent of the stockholders holding at least two-thirds of the voting stock of this Corporation without any meeting and without notice; or

(d) By the affirmative vote of a majority of the Board of Directors at any regular meeting

EXHIBIT (f)(5)

of the Board; or

(e) At any special meeting of the Board of Directors if notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting; provided, however, that no change of the time or place for the election of Directors shall be made within thirty (30) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his or her last known post office address at least ten (10) days before the election is held.

SEVERABILITY

SECTION 60. Severability. If any provision of these By-Laws shall be invalid or unenforceable for any reason, there shall be deemed to be made the minimum change therein as may be necessary to make such provision valid and enforceable. The invalidity or unenforceability of any such provision shall not affect the validity of enforceability of the other provisions of these By-Laws.